Exhibit (21)
S&P Global, Inc.
Subsidiaries of Registrant
Listed below are all the subsidiaries of S&P Global, Inc. ("SPGI"), except certain inactive subsidiaries and certain other SPGI subsidiaries which are not included in the listing because considered in the aggregate they do not constitute a significant subsidiary as of the date this list was compiled.

Subsidiaries	State or Jurisdiction of Incorporation	Percentage of Voting Securities Owned
716 Park Street LC	Virginia, United States	100
Asia Index Private Limited	India	36.5
Bentek Energy, LLC	Colorado, United States	100
BIZNET.TV, Inc.	New York, United States	100
BRC Investor Services S.A.	Colombia	100
Capital IQ, SRL	Argentina	98.93
CME Group Beijing Holdings, LLC	Delaware, United States	73
CME Group Index Services Germany GmbH	Germany	73
CME Information Services (Beijing) Co., Ltd.	China	73
Coalition Development Ltd.	United Kingdom	67.05
Coalition Singapore Pte. Ltd.	Singapore	67.05
Colinalibros, S.A.	Argentina	100
Commodity Flow Limited	United Kingdom	100
Crisil Irevna Argentina S.A.	Argentina	67.05
CRISIL Irevna Information Technology (Hangzhou) Company Ltd.	China	67.05
CRISIL Irevna Sp s o. o.	Poland	67.05
CRISIL Irevna UK Limited (U.K.)	United Kingdom	67.05
CRISIL Irevna US LLC	Delaware, United States	67.05
CRISIL Limited	India	67.05
CRISIL Risk and Infrastructure Solutions, Ltd.	India	67.05
DataWright Corporation	Texas, United States	100
DJI OpCo, LLC	Delaware, United States	73
Dormantco Zero Two Limited	United Kingdom	100
Eclipse Gas and Power Limited	United Kingdom	100
Eclipse Energy Group AS	Norway	100
Editoriales Pedagogicas Asociados, S.A.	Guatemala	100
Funds Research USA LLC	Delaware, United States	100
Grupo SPGI Mexico, S. de. R.L. de C.V.	Mexico	100
Grupo Standard & Poor's S de RL de C.V	Mexico	100
Intierrarmg Pty Limited	Australia	100
J Kingsman Limited	United Kingdom	100
Kingsman SA	Switzerland	100
McGraw-Hill Financial Publications, Inc.	New York, United States	100
McGraw-Hill Interamericana de Venezuela, S.A.	Venezuela	100
McGraw-Hill News Bureaus, Inc.	New York, United States	100
McGraw-Hill International Holdings LLC	Delaware, United States	100
McGraw-Hill New York, Inc.	New York, United States	100
McGraw-Hill Publications Overseas LLC	Delaware, United States	100

MHFSCO Ltd. (Virgin Islands Company)	U.S. Virgin Islands	100
Minerals Value Service GmbH	Germany	100
Minerals Value Service UK Limited	United Kingdom	100
Nippon Standard & Poor's K.K.	Japan	100
Petroleum Industry Research Associates, Inc.	New York, United States	100
PetroMedia Ltd.	Canada	100
Petromedia Marine Intelligence Private Limited	India	100
Platts (U.K.) Limited	United Kingdom	100
Platts Finance (Luxembourg) S.à r.l.	Luxembourg	100
R2 Financial Technologies, Inc.	Canada	100
Regulatory Research Associates, Inc	New Jersey, United States	100
S&P Argentina LLC	Delaware, United States	100
S&P Capital IQ (India) Private Limited	India	100
S&P DJ Indices UK Limited	United Kingdom	73
S&P Dow Jones Indices LLC	Delaware, United States	73
S&P Global Advertising LLC	Delaware, United States	100
S&P Global Asia Pacific LLC	Delaware, United States	100
S&P Global Asian Holdings Pte. Limited	Singapore	100
S&P Global Australia Pty Ltd	Australia	100
S&P Global Belgium	Belgium	100
S&P Global Canada Corp.	Canada	100
S&P Global Commodities UK Limited	United Kingdom	100
S&P Global Europe Limited	United Kingdom	100
S&P Global European Holdings Luxembourg S.a.r.l.	Luxembourg	100
S&P Global Finance Europe Limited	United Kingdom	100
S&P Global Finance Luxembourg S.a.r.l	Luxembourg	100
S&P Global France SAS	France	100
S&P Global Germany GmbH	Germany	100
S&P Global Holdings Luxembourg S.a.r.l.	Luxembourg	100
S&P Global Holdings UK Limited	United Kingdom	100
S&P Global Indices UK Limited	United Kingdom	73
S&P Global Informacoes do Brasil Ltda.	Brazil	100
S&P Global International LLC	Delaware, United States	100
S&P Global Italy S.r.l	Italy	100
S&P Global Korea Inc	Korea, Republic of	100
S&P Global Limited	United Kingdom	100
S&P Global Market Intelligence Inc.	Delaware, United States	100
S&P Global Market Intelligence Japan K.K.	Japan	100
S&P Global Market Intelligence LLC	Delaware, United States	100
S&P Global Netherlands B.V.	Netherlands	100
S&P Global Pakistan (Private) Limited	Pakistan	99.90
S&P Global Real Estate Inc.	New York, United States	100
S&P Global Research Europe Limited	United Kingdom	100
S&P Global Singapore Pte. Limited	Singapore	100
S&P Global Sweden AB	Sweden	100
S&P Global UK Limited	United Kingdom	100

S&P Global Ventures Inc.	Delaware, United States	100
S&P India LLC	Delaware, United States	100
S&P OpCo, LLC	Delaware, United States	73
SNL Downtown Development LC	Virginia, United States	100
SNL Financial (India) Private Ltd.	India	98.35
SNL Financial Australia Pty Ltd	Australia	100
SNL Financial Germany GmbH	Germany	100
SNL Financial LC	Virginia, United States	100
SNL Financial Limited	United Kingdom	100
SNL Financial Sweden AB	Sweden	100
SNL Financial ULC	Canada	100
SNL Hong Kong Limited	Hong Kong	100
SNL Information Services Philippines, Inc.	Philippines	100
SNL Information Services Pte. Ltd.	Singapore	100
SP Global Financial Iberia, S.L.U.	Spain	100
SPDJ Singapore Pte. Ltd	Singapore	73
SPGI Malaysia Sdn. Bhd.	Malaysia	100
SPGI Market Intelligence Ireland Unlimited Company	Ireland	100
Standard & Poor’s RUS Ratings LLC	Russian Federation	100
Standard & Poor's (Australia) Pty. Ltd.	Australia	100
Standard & Poor's (Dubai) Limited	United Arab Emirates	100
Standard & Poor's Compustat Services, Inc.	Delaware, United States	100
Standard & Poor's Credit Market Services Europe Limited	United Kingdom	100
Standard & Poor's Credit Market Services France, SAS	France	100
Standard & Poor's Credit Market Services Italy Srl	Italy	100
Standard & Poor's EA Ratings Ltd	Russian Federation	100
Standard & Poor's Enterprises, LLC	Delaware, United States	100
Standard & Poor's Europe LLC	Delaware, United States	100
Standard & Poor's Financial Services LLC	Delaware, United States	100
Standard & Poor's Hong Kong Limited	Hong Kong	100
Standard & Poor's Information Services (Australia) Pty. Ltd.	Australia	100
Standard & Poor's Information Services (Beijing) Co., Ltd	China	100
Standard & Poor's International Enterprises, LLC	Delaware, United States	100
Standard & Poor's International Services, LLC	Delaware, United States	100
Standard & Poor's International, LLC	Delaware, United States	100
Standard & Poor's Investment Advisory Services (HK) Ltd	Hong Kong	100
Standard & Poor's Investment Advisory Services, LLC	Delaware, United States	100
Standard & Poor's Maalot Ltd.	Israel	100
Standard & Poor's Malaysia Sdn. Bhd.	Malaysia	100
Standard & Poor's Philippines Inc.	Philippines	100
Standard & Poor's Ratings (Thailand), Ltd.	Delaware, United States	100
Standard & Poor's Ratings Argentina S.r.l., Agente de Calificacion de Riesgo	Argentina	100
Standard & Poor's Ratings Chile Clasificadora de Riesgo Limitada	Chile	100
Standard & Poor's Ratings do Brazil Ltda	Brazil	100
Standard & Poor's Ratings Japan K.K.	Japan	100
Standard & Poor's Ratings Management Service (Shanghai) Company Ltd	China	100

Standard & Poor's S.A. de C.V.	Mexico	100
Standard & Poor's Singapore Pte. Ltd.	Singapore	100
Standard & Poor's South Asia Services Private Limited	India	100
Standard & Poor's, LLC	Delaware, United States	100
Steel Business Briefing (Shanghai) Co. Ltd	China	100
Steel Business Briefing North America, Inc.	Pennsylvania, United States	100
Taiwan Ratings Corporation	Taiwan	51
The McGraw-Hill Companies Switzerland GmbH	Switzerland	100
The Steel Index Limited	United Kingdom	100
Trucost plc	United Kingdom	100
Trucost Inc.	Massachusetts, United States	100
Trucost China Limited	China	100
WaterRock Insurance, LLC	New York, United States	100